Exhibit 99.1



      SCBT Financial Corporation and Sun Bancshares, Inc. Announce Merger
              Approval, Shareholder Vote, and Planned Merger Date


     COLUMBIA, S.C. & MURRELLS INLET, S.C.--(BUSINESS WIRE)--Oct. 24, 2005--SCBT Financial Corporation (NASDAQ: SCBT) received notice on October 18, 2005, of approval from its principal federal regulator of SCBT's application to acquire Sun Bancshares, Inc. (PINK SHEETS: SNBA) and its banking subsidiary SunBank, N.A. Also, Sun Bancshares' shareholders overwhelmingly approved the merger on October 20, 2005, through proxy votes announced at a special shareholders' meeting. The companies are planning to complete the merger at the close of business on November 18, 2005. Pursuant to the previously announced merger agreement, Sun Bancshares will be merged with and into SCBT. SunBank will continue to operate with its current board of directors and senior management and will be SCBT's third subsidiary bank.
     "I am very proud of our bankers at SunBank and SCBT," commented Robert R. Hill, Jr., SCBT president and chief executive officer. "The merger process has been very smooth and we are excited about our opportunities for substantial growth. We have had tremendous employee, customer, and shareholder support of the merger. SCBT is excited about having a presence in one of the fastest growing parts of South Carolina and the southeast."
     On September 19, 2005, Sun Bancshares distributed a proxy statement notifying its shareholders of a special meeting to be held on October 20, 2005, to request approval of the merger. "The votes that were cast were almost unanimously in favor of the merger, with over 86% of eligible voters participating in the proxy vote process and voting in favor of the transaction. I am very pleased that our shareholders confirmed the goals and vision of our boards and management teams," said Thomas Bouchette, president and chief executive officer of SunBancshares, Inc. "We look forward to the consummation of the merger and to the future as a member of the SCBT Financial Corporation family. It is our goal to make this transition seamless for our customers. Not only do we expect virtually no customer disruptions, but we also see this as an opportunity to grow and provide expanded lending and other services."
     SCBT Financial Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. Through these banking subsidiaries, SCBT Financial Corporation currently operates 36 financial centers in 12 South Carolina counties. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans. SCBT Financial Corporation's common stock is traded on the NASDAQ Stock Market under the symbol "SCBT." More information is available at www.SCBandT.com.
     SunBank operates two full-service banking offices in Murrells Inlet and Georgetown and a loan production office in Myrtle Beach. After the merger, SCBT will have 39 financial centers in 14 South Carolina counties.

     Cautionary Notice Regarding Forward-Looking Statements

     This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about the benefits of the merger between SCBT Financial Corporation and Sun Bancshares, Inc. including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger, as well as statements with respect to SCBT's and Sun Bancshares plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ from those set forth in the forward-looking statements.
     Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.
     You can identify these forward-looking statements through our use of words such as "may," "will," "anticipate," "assume," "should," "indicate," "would," "believe," "contemplate," "expect," "estimate," "continue," "point to," "project," "could," "intend" or other similar words and expressions of the future. These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks and sensitivities; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses. The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses of SCBT and Sun Bancshares will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, difficulties in maintaining relationships with employees; the risk of obtaining necessary governmental approvals of the merger on the proposed terms and schedule; and the risk that Sun Bancshares' shareholders will not approve the merger; increased competitive pressures and solicitations of Sun Bancshares's customers by competitors in the highly competitive Georgetown and Horry County markets of South Carolina market.
     All written or oral forward looking statements attributable to SCBT and Sun Bancshares are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in SCBT's annual report on Form 10-K for the year ended December 31, 2004 under "Forward-Looking Statements," and otherwise in SCBT's SEC reports and filings. Such reports are available upon request from SCBT or from the Securities and Exchange Commission, including through the SEC's Internet website at http://www.sec.gov.
     This press release does not constitute an offer to buy, or a solicitation of an offer to sell, shares of Sun Bancshares common stock, or the solicitation of any proxies from Sun Bancshares shareholders.


     CONTACT: SCBT Financial Corporation
              Richard C. Mathis, 803-765-4618
              Fax: 803-765-1966